Exhibit 99.23.P

Caldwell & Orkin, Inc. and C&O Funds Advisor, Inc.
Code of Ethics

CODE OF ETHICS (Revised January 28, 2005)

I.	PROFESSIONAL STANDARDS

As professional organizations serving the public in the area of asset management, all officers, directors and employees of Caldwell & Orkin, Inc. and Caldwell & Orkin Funds Advisor, Inc. (collectively “C&O”), and The Caldwell & Orkin Funds, Inc. (the “Fund”) (collectively, these officers, directors and employees are referred to herein as “Caldwell & Orkin Personnel”) must be guided in their actions by the highest ethical and professional standards.

In view of the foregoing and applicable provisions of the Investment Company Act of 1940 (the “Investment Company Act”) and the Investment Advisers Act of 1940 (the “Advisers Act”), the Fund and C&O have determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures relating to personal trading by Caldwell & Orkin Personnel.

A.
All Caldwell & Orkin Personnel must at all times reflect the professional standards expected of persons in the investment advisory business. These standards require all Caldwell & Orkin Personnel to be judicious, accurate, objective and reasonable in dealing with both clients and other parties so that their personal integrity is unquestionable.

B.	All Caldwell & Orkin Personnel must act within the spirit and the letter of the federal, state and local laws and regulations pertaining to investment advisers and the general conduct of business.

C.
At all times, the interests of C&O’s clients and the Fund’s shareholders are paramount, and all Caldwell & Orkin Personnel will place the interests of C&O’s clients and the Fund’s shareholders ahead of any personal interests, except as may otherwise be approved or disclosed. Accordingly, personal transactions in securities by Caldwell & Orkin Personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of C&O’s clients or the Fund’s shareholders. Likewise, Caldwell & Orkin Personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with C&O or the Fund at the expense of clients, or that otherwise bring into question the person’s independence or judgment.

D.
C&O and the Fund have adopted Insider Trading Policies which set parameters for the establishment, maintenance and enforcement of policies and procedures to detect and prevent the misuse of material non-public information by Caldwell & Orkin Personnel. The Insider Trading Policies are a part of this Code of Ethics.

E.
C&O and the Fund have adopted Personal Trading Policies which set parameters for the establishment, maintenance and enforcement of policies and procedures to detect and prevent Caldwell & Orkin Personnel from taking advantage of, or even appearing to take advantage of, their fiduciary relationship with our clients. The Personal Trading Policies are a part of this Code of Ethics.

F.	Caldwell & Orkin Personnel will not accept compensation for services from outside sources without the specific permission of C&O’s Chief Compliance Officer (the “CCO”).

G.	When any Caldwell & Orkin Personnel face a conflict between their personal interest and the interests of clients, they will report the conflict to C&O’s CCO for instruction regarding how to proceed.

H.
The recommendations and actions of C&O and the Fund are confidential and private matters. Accordingly, it is our policy to prohibit, prior to general public release, the transmission, distribution or communication of any information regarding securities transactions of client accounts except to broker/dealers in the ordinary course of business. In addition, no information obtained during the course of employment regarding particular securities (including internal reports and recommendations) may be transmitted, distributed, or communicated to anyone who is not affiliated with C&O or the Fund, without the prior written approval of the CCO.

I.
The policies and guidelines set forth in this Code of Ethics must be strictly adhered to by all Caldwell & Orkin Personnel. Severe disciplinary actions, including dismissal, may be imposed for violations of this Code of Ethics.

II.	INSIDER TRADING

A.	Overview and Purpose

The purpose of the policies and procedures in this Section II (the “Insider Trading Policies”) is to detect and prevent “insider trading” by any person associated with C&O or the Fund. The term “insider trading” is not defined in the securities laws, but generally refers to the use of material, non-public information to trade in securities or the communication of material, non-public information to others.

B.	General Policy

1.	Prohibited Activities

All officers, directors and employees of C&O and the Fund, including contract, temporary or part-time personnel, or any other person associated with C&O or the Fund, are prohibited from the following activities:

(a)	trading or recommending trading in securities for any account (personal or client) while in possession of material, non-public information about the issuer of the securities; or

(b)	communicating material, non-public information about the issuer of any securities to any other person.

The activities described above are not only violations of these Insider Trading Policies, but also may be violations of applicable law.

2.	Reporting of Material, Non-Public Information

Any officer, director and employee who possesses or believes that she/he may possesses material, non-public information about any issuer of securities must report the matter immediately to the CCO. The CCO will review the matter and provide further instructions regarding appropriate handling of the information to the reporting individual.

C.	Material Information, Non-Public Information, Insider Trading and Insiders

1.	Material Information.“Material information” generally includes:

• any information that a reasonable investor would likely consider important in making his or her investment decision; or

• any information that is reasonably certain to have a substantial effect on the price of a company’s securities.

Examples of material information include the following: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

2.
Non-Public Information. Information is “non-public” until it has been effectively communicated to the market and the market has had time to “absorb” the information. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

3.
Insider Trading. While the law concerning “insider trading” is not static, it generally prohibits: (1) trading by an insider while in possession of material, non-public information; (2) trading by non-insiders while in possession of material, non-public information, where the information was either disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; and (3) communicating material, non-public information to others.

4.
Insiders. The concept of “insider” is broad, and includes all employees of a company. In addition, any person may be a temporary insider if she/he enters into a special, confidential relationship with a company in the conduct of a company’s affairs and as a result has access to information solely for the company’s purposes. Any person associated with C&O may become a temporary insider for a company it advises or for which it performs other services. Temporary insiders may also include the following: a company’s attorneys, accountants, consultants, bank lending officers and the employees of such organizations.

D.	Penalties for Insider Trading

The legal consequences for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he/she does not personally benefit from the violation. Penalties may include:

•	civil injunctions

•	jail sentences

•	revocation of applicable securities-related registrations and licenses

•	fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

•	fines for the employee or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, management will impose serious sanctions on any person who violates the Insider Trading Policies. These sanctions may include suspension or dismissal of the person or persons involved.

III.	PERSONAL TRADING POLICIES

A.	GENERAL PRINCIPLES

The pre-clearance procedures, trading restrictions and reporting requirements in this Section III (the “Personal Trading Policies”) have been approved by the management of C&O and the Fund’s Board of Directors. Transactions by access persons in covered accounts, as each of these terms is defined below, must be conducted in accordance with the Personal Trading Policies. In the conduct of any and all personal securities transactions, all access persons must act in accordance with the following general principles:

(a)	the interests of clients must be placed before personal interests at all times;
(b)	no access person may take inappropriate advantage of his or her position; and
(c)	the Personal Trading Policies shall be followed in such a manner as to avoid any actual or potential conflict of interest or any abuse of a access person’s position of trust and responsibility.

B.	DEFINITIONS

1.	ACCESS PERSONS

All officers, interested directors and employees of C&O or the Fund, including contract, temporary or part-time employees (but not Disinterested Fund Directors) are “access persons” under the Personal Trading Policies.

2.	COVERED ACCOUNTS

A “covered account” under the Personal Trading Policies is any account in which a access person:

(a)	has a direct or indirect interest, including, without limitation, an account of a spouse, a minor child, a domestic partner, a relative or a friend; or
(b)	has direct or indirect control over purchase or sale of securities.

3.	ADDITIONAL DEFINITIONS

(a)	“Disinterested Fund Directors” are directors of the Fund who are not “interested persons” of the Fund under Section 2(a)(19) of the Investment Company Act of 1940.

(b)	“Part-time employees” means employees employed on a permanent basis, but obligated to work less than a full (i.e., forty-hour) work week.

(c)	“Previously Purchased Securities” means any security held in a covered account as of September 11, 2002.

(d)
“Security” includes stock, notes, bonds, debentures and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments, such as options and warrants.

C.	PROHIBITIONS ON TRADING

1.	General Prohibition

Except as otherwise provided below, all access persons are prohibited from trading any securities in any covered account.

2.	Currently Held Securities

Subject to the pre-clearance requirements in Section D, a access person will be permitted to sell Previously Purchased Securities provided that (a) no client account has a pending “buy” or “sell” order in that same security on the day of sale; and (b) the Previously Purchased Securities have been held by the access person for at least 60 days. Notwithstanding the foregoing, portfolio managers, traders and analysts may not sell Previously Purchased Securities under this Section C(2) within 7 calendar days before and 7 calendar days after any client account trades or considers trading the same security.

3.	Restricted List Securities

It is recognized that an access person may from time to time have a special relationship with an issuer (such as being a director, officer, consultant, or significant shareholder), in which capacity such person may receive material, non-public information regarding an issuer. In such cases, the access person must give prior notice of the potential relationship to the CCO. The CCO will review the relationship and will determine whether or not to place the securities of the issuer on a Restricted Securities List. Trades in any security on the Restricted Securities List maintained by the CCO are prohibited.

4.	IPOs, Limited Offerings and Investment Clubs

Participation in an initial public offering (IPO), limited offering or investment club is generally prohibited.

D.	PRE-CLEARANCE PROCEDURES

1.	General Procedures

Pre-clearance is required for any access person with respect to any proposed trade in a covered account unless the specific type of security or trading is excluded from pre-clearance under Section D above. The pre-clearance procedures are set forth below:

(a)	The access person completes and submits a Pre-Clearance Request Form (Appendix A) to the CCO.
(b)	The CCO reviews and approves or rejects the request, communicating its decision to the access person.
(c)	The CCO will time-stamp its approval or denial on the request form.
(d)	The access person must execute any approved trade no later than 4:00 p.m. on the next trading day following the time-stamp reflected on the approved request.

2.	Special Pre-Clearance Requests

A.	De Minimis Exemption

A pre-clearance request by a access person to sell 1,000 or fewer Previously Purchased Securities of an issuer that has at least $1 billion in market capitalization is not subject to the prohibitions in Section C(1) or (2). Such de minimis sale requests will be granted by the CCO, subject to the other Restrictions on Trading and the following conditions:

(a)	The request is not made by a portfolio manager, trader or analyst who is also buying or selling the same security for a client account.
(b)	De minimis exemption grants are only valid for 1 business day (must be executed by 4:00 of the day following grant of the request); and
(c)	Permission under the de minimis exemption may be granted for a particular security only once per access person every 10 days.

B.	Case-by-Case Exemptions

Because no written policy can provide for every possible contingency, the CCO may consider granting additional exemptions from the Prohibitions on Trading on a case-by-case basis. Any request for such consideration must be submitted by the access person in writing to the CCO. Exceptions will only be granted in those cases in which the CCO determines that granting the request will create no conflict of interest.

3.	Exceptions from Pre-Clearance Requirements

A.	Transactions in Certain Types of Securities

Transactions involving any of the following securities are not subject to any of the Prohibitions on Trading above and do not require pre-clearance by or reporting to the CCO:

(a)	Open-End Mutual Funds, Unit Investment Trusts and Exchange Traded Securities (not closed-end mutual funds), other than Caldwell & Orkin funds.
(b)	United States Government Securities (e.g., U.S. Treasury Bonds).
(c)	Money Market Instruments (e.g., bankers’ acceptances, Certificates of Deposit, and repurchase agreements).
(d)	Variable annuities issued by insurance company separate accounts.
(e)
Transactions by Disinterested Fund Directors, provided that the Disinterested Fund Director has no knowledge of any specific current or future trading plans of C&O with respect to the security being purchased or sold.

B.	Certain Additional Types of Securities

Transactions by a access person involving any of the following securities are not subject to any of the Prohibitions on Trading above and do not require pre-clearance. However, these types of securities transactions are subject to the reporting requirements in Section E below:

(a)	Purchases or sales of shares of any Caldwell & Orkin Fund or any investment company that is an affiliate of C&O and/or the Fund.
(b)	Automatic dividend reinvestment purchases of a publicly traded company.
(c)	Receipt or exercise of rights and warrants issued by a company on a pro rata basis to all holders of a class of security.
(d)	Futures or options in a stock market index, foreign currency, commodities, etc.

C.	Delegated Discretion Accounts

Pre-clearance is not required on trades in a covered account over which a access person has no discretion if:

(a) the access person provides to the CCO a copy of the written contract pursuant to which investment discretion for the account has been delegated in writing to a fiduciary;
(b) the access person certifies in writing that she/he has not and will not discuss potential investment decisions with the independent fiduciary; and
(c)  the access person ensures that duplicate broker-dealer trade confirmations and monthly/quarterly statements of the discretionary account holdings are provided to the CCO.

E.	REPORTING AND CUSTODY REQUIREMENTS

1.	Delivery of Code of Ethics

All access persons shall receive copies of this Code of Ethics and any amendments thereto at the beginning of employment and thereafter as material amendments are made to the Code of Ethics.

2.	Initial Disclosures and Certification

Within 10 days after beginning employment, each access person must file with the CCO, 1) a list of brokerage accounts and securities owned by the access person, the access person’s spouse or minor children, or any other person or entity in which the access person may have a beneficial interest or derive a direct or indirect benefit, current as of a date within 45 days before beginning employment; 2) a current list of all business activities outside of Caldwell & Orkin, both for-profit and not-for-profit, that the employee is involved in; and 3) execute a certification of receipt of, and compliance, with Caldwell & Orkin’s Compliance Manual, which includes, without limitation, the Code of Ethics and Personal Trading Policies therein. A copy of the form of Initial Disclosure and Certification is attached as Appendix B.

3.	Annual Update and Certification

By February 14 of each year, each access person must file with the CCO, 1) a list of brokerage accounts and securities owned by the access person, the access person’s spouse or minor children, or any other person or entity in which the access person may have a beneficial interest or derive a direct or indirect beneficial benefit, current as of December 31; 2) an updated list of all business activities outside of Caldwell & Orkin, both for-profit and not-for-profit, that the employee is involved in; and 3) execute a certification of receipt of, and compliance, with Caldwell & Orkin’s Compliance Manual, which includes, without limitation, the Code of Ethics and Personal Trading Policies therein. A copy of the form of Annual Update and Certification is attached as Appendix C.

4.	Compliance Manual Interim Certification

As requested by the CCO, each access person must execute a certification of receipt of, and compliance, with Caldwell & Orkin’s Compliance Manual, which includes, without limitation, the Code of Ethics and Personal Trading Policies therein, as material updates are made during the year. A copy of the form of Compliance Manual Interim Certification is attached as Appendix D.

5.	Custody under Adviser’s Master Account

In order to facilitate disclosure of transaction activity to C&O, access persons are required to custody any securities held in a covered account that are subject to reporting requirements under this Code of Ethics at Charles Schwab & Company, Inc. (“Schwab”), under C&O’s master custody account. Accordingly, within 30 days after the effective date of this provision or the beginning of a access person’s employment, each access person is required to have transferred any such securities to a custody account under C&O’s master custody account at Schwab.

Note: On a case-by-case basis, the CCO may make exceptions from the Schwab custody requirement with respect to certain Delegated Discretionary Accounts disclosed under Section III.D.3(C).

6.	Quarterly Personal Transaction Report and Compliance Acknowledgement

To the extent required by the SEC, each access person must file or cause to be filed with the CCO a Quarterly Personal Transaction Report and Compliance Acknowledgement within 30 days after the end of each quarter. Each access person must report any securities accounts opened during the quarter which could be considered a covered account as defined in Section III. B. 2. of this Code of Ethics. A copy of the form of Quarterly Personal Transaction Report and Compliance Acknowledgement is attached as Appendix E.

7.	Immediate Trade Confirmations

Each access person must file or cause to be filed with the CCO a duplicate broker dealer confirmation of each trade conducted by the access person within 10 days after the trade is completed. If no broker is involved in a trade by an access person, the access person shall provide a transaction report within 30 days of the trade.

8.	Content of Transaction Reports

Transaction reports submitted to the CCO under this Section shall contain, at a minimum:

(i)
the date of the transaction, the title and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares and principal amount of each security involved; and

(ii)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); and

(iii)	the price of the security at which the transaction was effected; and

(iv)	the name of the broker, dealer or bank with or through which the transaction was effected; and

(v)	the date the access person submits the report.

F.	REVIEW BY CCO

C&O’s CCO will systematically review all reports created pursuant to Section E above no later than five business days within receipt of each such report to determine if there are any violations with this Code of Ethics.

G.	REPORTING OF VIOLATIONS; PENALTIES FOR VIOLATIONS

Caldwell & Orkin believes in a “culture of compliance,” and has created an environment that encourages and protects access persons who report violations of this Code of Ethics. Access persons must promptly report any known or suspected violations of this Code of Ethics to the CCO. Such reporting may be in person, in writing, or made anonymously. Alternatively, access persons may report violations to the Independent Chairman of The Caldwell & Orkin Funds, Inc., who will then report the violation or suspected violation to the CCO.

Access persons who violate the Personal Trading Policies may be subject to sanctions, which may include, among other things, education or formal censure; a letter of admonition; disgorgement of profits; restrictions on such person’s personal securities transactions; fines, suspension, reassignment, demotion or termination of employment; or other significant remedial action.

All disciplinary responses to violations of the Personal Trading Policies shall be administered by the CCO, subject to approval by the president or chief executive officer of C&O. Determinations regarding appropriate disciplinary responses will be administered on a case-by-case basis.

H.	CCO ACTIVITY

In cases where C&O’s CCO is the access person for purposes of this Code of Ethics or the person whose conduct is at issue, the provisions of this Code of Ethics will be enforced by C&O’s President.

I.	REVIEW BY BOARD OF DIRECTORS

C&O’s CCO must prepare an annual report on this Code of Ethics for review by the Board of Directors of the Fund in accordance with Rule 17j-1 of the Investment Company Act of 1940. In accordance with Rule 17j-1, the report must contain the following

1.
A description of issues arising under the Code of Ethics since the last report including, but not limited to, information about any violations of the Code, sanctions imposed in response to such violations, changes made to the Code’s provisions and procedures, and any recommended changes to the Code; and

2.	A certification that C&O has adopted such procedures as are reasonably necessary to prevent access persons from violating the Code of Ethics.

J.	RETENTION OF RECORDS

C&O and the Fund must maintain all records required by Rule 17j-1 under the Investment Company Act, and Rule 204A-1 of the Adviser’s Act, as applicable, for the periods required by the rules, including:

1.	copies of this Code of Ethics;
2.	records of any violation of the Code of Ethics and actions taken as a result of the violations;
3.	copies of all acknowledgments signed by C&O’s personnel upon receipt of this Code of Ethics and certification to comply with the Code of Ethics made by C&O’s personnel;
4.
lists of all C&O’s personnel who are, or within the past five years have been, access persons subject to the trading restrictions of this Code of Ethics and lists of the compliance personnel responsible for monitoring compliance with those trading restrictions; and

5.	copies of the annual reports to the Board of Directors pursuant to Section I above

APPENDIX A

PRE-CLEARANCE REQUEST FORM

APPENDIX B

Caldwell & Orkin, Inc. and C&O Funds Advisor, Inc.
Initial Disclosure and Certification

The undersigned, ________________________________, a new employee of Caldwell & Orkin, Inc., hereby certifies the following:

1.        The undersigned hereby represents and warrants that set forth below (or attached hereto) is an account statement that reports the undersigned’s accounts and security holdings (list of brokerage accounts and securities in which the covered person has a direct or indirect beneficial interest) as of ____________________, 200____.

2.        The undersigned hereby represents and warrants that set forth below (or attached hereto) is a list of all business activities (including both for-profit and not-for-profit) outside of Caldwell & Orkin, Inc. that the undersigned is engaged in, including all sources of potential earned income as well as all employment, effective as of ____________________, 200____.

3.        The undersigned has received, read and understands the policies and procedures set forth in the Caldwell & Orkin, Inc. and C&O Funds Advisor, Inc. Compliance Manual including, without limitation, the Code of Ethics therein, and agrees to abide by them.

Dated as of __________, 200__.

Signature: ______________________________ By:________________________________

1) Account and Securities Holdings:	None ______ See attached ______

2) Outside Business Activities:	None ______ See attached ______

APPENDIX C

Caldwell & Orkin, Inc. and C&O Funds Advisor, Inc.
Annual Update and Certification

The undersigned, ________________________________, an employee of Caldwell & Orkin, Inc., hereby certifies the following:

1.        The undersigned hereby represents and warrants that set forth below (or attached hereto) is an annual account statement that reports the undersigned’s accounts and security holdings (list of brokerage accounts and securities in which the covered person has a direct or indirect beneficial interest) as of December 31, 200____.

2.        The undersigned hereby represents and warrants that set forth below (or attached hereto) is a list of all business activities (including both for-profit and not-for-profit) outside of Caldwell & Orkin, Inc. that the undersigned is engaged in, including all sources of potential earned income as well as all employment, effective as of December 31, 200____.

3.        The undersigned has received, read and understands the policies and procedures set forth in the Caldwell & Orkin, Inc. and C&O Funds Advisor, Inc. Compliance Manual including, without limitation, the Code of Ethics therein. To the undersigned’s knowledge, the undersigned has not violated or materially failed to comply with the provisions of the Compliance Manual, including, without limitation, the Personal Trading Policies and applicable laws referenced therein during the period January 1, 200__ to December 31, 200__.

Dated as of __________, 200__.

Signature: ______________________________ By:________________________________

1) Account and Securities Holdings:	None ______ See attached ______

2) Outside Business Activities:	None ______ See attached ______

APPENDIX D

Caldwell & Orkin, Inc. and C&O Funds Advisor, Inc.
Compliance Manual Interim Certification

The undersigned, ________________________________, an employee of Caldwell & Orkin, Inc., has received, read and understands the policies and procedures set forth in the Caldwell & Orkin, Inc. and C&O Funds Advisor, Inc. Compliance Manual including, without limitation, the Code of Ethics therein.

Dated as of __________, 200__.

Signature: ______________________________ By:________________________________

APPENDIX E

Quarterly Personal Transaction Report and Compliance Acknowledgement

Reporting Period: 10/1/2004 to 12/31/2004   Due Date: 1/30/2005

Under Caldwell & Orkin’s Code of Ethics and Personal Trading Policies, all employees are required file with the Chief Compliance Officer (“CCO”) this Quarterly Personal Transaction Report and Compliance Acknowledgement within thirty (30) days after the end of each quarter. In addition, all employees are required to arrange for brokerage statements and confirmations (“Brokerage Reports”) to be received by the CCO for accounts in which they have a direct or indirect interest or control, including accounts of a spouse or minor children (the “Accounts”). Attached please will find a copy of the Brokerage Reports received by Caldwell & Orkin for your Accounts during the Reporting Period. Please answer the following questions with respect to your trading and the attached Brokerage Reports:

1.	(a)	Were any reportable trades conducted in the Accounts during the Reporting Period? ***

Yes ______ No ______ Note: ______________________________________________________

(b)	If you answered “Yes” to Question 1(a), do the attached Brokerage Reports report every trade made in your Accounts during the Reporting Period?

Yes ______ No ______

(c)        If  you answered “No” to Question 1(b), please list below any trades in the Accounts during the Reporting Period that are not listed in the attached Brokerage Reports (attach additional sheets as necessary).

Name of Security	Ticker Symbol or CUSIP #	Number of Shares	Price of Security	Amount of Transaction	Buy or Sell	Broker / Dealer	Account Number	Date of Transaction

By signing below, I hereby represent that:

(i)          I have read and understand the Code of Ethics, including its insider trading policies, personal trading policies and personal trading procedures;
(ii)         this report documents every trade conducted in any Accounts in which I have a direct or indirect interest or control during the Reporting Period;
(iii)        I have arranged for duplicate Brokerage Reports to be received by the Chief Compliance Officer for all brokerage accounts in which I have a direct or indirect interest or control; and
(iv)        I followed the personal trading policies (including the pre-clearance procedures) and did not violate any provision of the Code of Ethics during the Reporting Period.

EMPLOYEE NAME	SIGNATURE	DATE

PRINCIPAL NAME	SIGNATURE	DATE

*** Reportable transactions include, but are not limited to: purchases and sales of any Caldwell & Orkin fund; automatic dividend reinvestment purchases of a publicly-traded company; receipt or exercise of rights or warrants; purchases or sales of futures or options in a stock market index, foreign currency or commodity. Transactions in the following need not be reported: open-end mutual funds, Unit Investment Trusts and Exchange-Traded Funds (not closed-end mutual funds) NOT managed by Caldwell & Orkin or its affiliates; U.S. Government Securities; money market instruments; variable annuities issued by insurance company separate accounts; and transactions by disinterested Caldwell & Orkin Market Opportunity Fund Directors.